Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Protect Pharmaceutical Corporation. (the "Company") for the period ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Geoff Williams, Chief Financial Officer (Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 14, 2016

By:	/s/ Geoff Williams
Geoff Williams
Chief Financial Officer
(principal accounting officer)